                                                                    Exhibit 3.53

                            CERTIFICATE OF AMENDMENT

                                       OF

                       CAPSTAR LEXINGTON COMPANY, L.L.C.

     1. The name of the limited liability company is: CAPSTAR LEXINGTON COMPANY, L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3. This Certificate of Amendment shall be effective on July 1, 1998.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CAPSTAR LEXINGTON COMPANY, L.L.C. this 24th day of June, 1998.


                                                  /s/ Christopher L. Bennett
                                                  _____________________________
                                                  Christopher L. Bennett
                                             By:  Authorized Person

                            CERTIFICATE OF FORMATION

                                       OF

                       CAPSTAR LEXINGTON COMPANY, L.L.C.

     This Certificate of Formation of CAPSTAR LEXINGTON COMPANY, L.L.C. (the "LLC"), dated as of June 4, 1997, is being duly executed and filed by John E. Plunket, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

          FIRST. The name of the limited liability company formed hereby is CapStar Lexington Company, L.L.C.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                                     /s/ John E. Plunket
                                                     __________________________
                                                     John E. Plunket
                                                     Authorized Person